UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )
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American HomePatient, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AMERICAN HOMEPATIENT, INC.
5200 Maryland Way, Suite 400
Brentwood, Tennessee 37027-5018
Dear Stockholder:
     You are cordially invited to attend the 2007 annual meeting of stockholders of American HomePatient, Inc. (the “Company”), to be held at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 on Wednesday, May 30, 2007, at 9:00 a.m. (Central Daylight Time).
     The attached notice of annual meeting and proxy statement describe the formal business to be transacted at the meeting. Following the formal business portion of the annual meeting, there will be a report on the operations of the Company, and stockholders will be given the opportunity to ask questions. At your earliest convenience, please mark, sign, date and return the accompanying proxy card in the enclosed postage pre-paid envelope. We hope you will be able to attend the annual meeting.
     Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the enclosed proxy card promptly. If you attend the annual meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the annual meeting, you may still revoke such proxy at any time prior to the annual meeting by providing written notice of such revocation as provided herein. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

Stephen L. Clanton
Executive Vice President,
Chief Financial Officer and Secretary
Brentwood, Tennessee
April 30, 2007

AMERICAN HOMEPATIENT, INC.
5200 Maryland Way, Suite 400
Brentwood, Tennessee 37027-5018
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of American HomePatient, Inc.:
     The annual meeting of stockholders of American HomePatient, Inc., a Delaware corporation (“American HomePatient” or the “Company”), will be held at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 on Wednesday, May 30, 2007, at 9:00 a.m. (Central Daylight Time) for the following purposes:
     (1) To re-elect two (2) Class 1 directors, to hold office for a three (3) year term and until their successors have been duly elected and qualified; and
     (2) To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.
     The proxy statement and form of proxy accompanying this notice are being mailed to stockholders on or about April 30, 2007. Only stockholders of record at the close of business on April 11, 2007 are entitled to notice of and to vote at the meeting and any adjournment thereof.
     Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.
     We hope very much that you will be able to be with us. The Company’s board of directors urges all stockholders of record to exercise their right to vote at the annual meeting of stockholders personally or by proxy. Accordingly, we are sending you the accompanying proxy statement and the enclosed proxy card.
     Your representation at the annual meeting of stockholders is important. To ensure your representation, whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card. Should you desire to revoke your proxy, you may do so at any time before it is voted in the manner provided in the accompanying proxy statement.
By Order of the Board of Directors,

Stephen L. Clanton
Executive Vice President,
Chief Financial Officer and Secretary
Brentwood, Tennessee
April 30, 2007

Appendix A – Audit Committee Charter
Appendix B – Compensation Committee Charter
i

AMERICAN HOMEPATIENT, INC.
5200 Maryland Way, Suite 400
Brentwood, Tennessee 37027-5018
PROXY STATEMENT
     The board of directors of American HomePatient, Inc. (referred to in this proxy statement as American HomePatient, we, us, or the company) is soliciting proxies for this year’s annual meeting of stockholders. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the meeting. Please read it carefully.
     The board of directors has set April 11, 2007 as the record date for the meeting. Stockholders who owned American HomePatient, Inc. common stock on that date are entitled to receive notice of and vote at the meeting, with each share entitled to one vote. Cumulative voting is not permitted. On the record date there were 17,573,389 shares of American HomePatient common stock outstanding.
     This proxy statement and enclosed proxy were initially mailed or delivered to stockholders on or about April 30, 2007. The company’s annual report for the fiscal year ended December 31, 2006 is being concurrently mailed or delivered with this proxy statement to stockholders entitled to vote at the annual meeting. The annual report is not to be regarded as proxy soliciting material.
     Why am I receiving this proxy statement and proxy form?
     You are receiving this proxy statement and proxy form because you own shares of American HomePatient common stock. This proxy statement describes issues on which you are entitled to vote.
     When you sign the proxy form you appoint Stephen L. Clanton, the company’s Executive Vice President, Chief Financial Officer and Secretary, and Frank D. Powers, the company’s Executive Vice President and Chief Operating Officer, as your representatives at the meeting. Mr. Clanton or Mr. Powers will vote your shares at the meeting as you have instructed on the proxy form. This way, your shares will be voted even if you cannot attend the meeting.
     If your shares are not voted in person, they cannot be voted on your behalf unless you provide the Secretary of the company with a signed proxy authorizing another person to vote on your behalf. Even if you expect to attend the meeting in person, in order to ensure that your shares are represented, please complete, sign and date the enclosed proxy form and return it promptly.
     Who is soliciting my proxy and who is paying the cost of the solicitation?
     The board of directors is sending you this proxy statement in connection with its solicitation of proxies for use at the 2007 annual meeting. The company will pay for the costs of this proxy solicitation. Certain of our directors, officers and employees may solicit proxies by mail, telephone, facsimile, or in person, though such directors, officers and employees will not receive additional compensation for this solicitation. We do not expect to pay any other compensation for the solicitation of proxies, except to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of American HomePatient common stock.

     What am I voting on?
     At the annual meeting you will be asked to vote on the election of two “Class 1” directors to each serve a three-year term on the board of directors. We have nominated our current directors, Henry T. Blackstock and W. Wayne Woody, for election. You may also vote on any other matter that is properly brought before the meeting. The company has no other business to bring before the meeting.
     Who is entitled to vote?
     Only stockholders who owned American HomePatient, Inc. common stock as of the close of business on the record date, April 11, 2007, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or at any postponement or adjournment of the meeting.
     How do I vote?
     You may vote your shares either in person at the annual meeting or by proxy. To vote using the enclosed proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope provided. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy in person. “Street name” stockholders, that is, those stockholders whose shares are held in the name of and through a broker or nominee, who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares if they did not receive one directly. Shares held in street name may also be eligible for Internet or telephone voting in certain circumstances if you did not receive a proxy form directly.
     Can I change my vote after I return my proxy form?
     Yes.
     You may revoke your proxy and change your vote at any time before the proxy is exercised by filing with the Secretary of the company either a written notice of revocation or another signed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and inform the Secretary of the company that you wish to revoke or replace your proxy. Your attendance at the meeting will not by itself revoke a previously granted proxy. If you hold your shares in “street name” through a broker, bank or other nominee, you may revoke your proxy by following instructions provided by your broker, bank or nominee. No notice of revocation or later-dated proxy will be effective until received by the Secretary of the company at or prior to the annual meeting.
     What is the board’s recommendation on election of the Class 1 Directors?
     The board recommends a vote FOR the re-election of the nominated “Class 1” directors listed in this proxy statement, Henry T. Blackstock and W. Wayne Woody. This recommendation primarily is based upon the following factors:
•	Messrs. Blackstock’s and Woody’s knowledge of the company from their current service as directors;

•	their financial expertise for audit committee service from serving in the financial and accounting services fields; and

•	their independence from any apparent conflicts of interest.

     What is the board’s recommendation on giving discretion to the proxy holders selected by the board to vote on any other matters considered at the annual meeting?
     The board recommends a vote FOR DISCRETION of the proxy holders on any other matters considered at the annual meeting. The company, however, knows of no other matters to be considered at the annual meeting.
     How will my shares be voted?
     If properly signed and returned in time for the annual meeting, the enclosed proxy will be voted in accordance with the choices you specify. If you return a signed proxy, but do not specify a choice, Mr. Clanton or Mr. Powers, as the persons named as the proxy holder on the proxy form, will vote as recommended by the board of directors. If any other matters are considered at the meeting, Mr. Clanton or Mr. Powers will vote as recommended by the board of directors. If the board does not give a recommendation, Mr. Clanton or Mr. Powers will have discretion to vote as he thinks best. If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present for purposes of determining the presence of a quorum but will not be considered as present and entitled to vote with respect to such matters.
     Will my shares be voted if I do not sign and return my proxy form?
     If your shares are registered in your name and you do not return a proxy form or do not vote in person at the annual meeting, your shares will not be voted. If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares for the election of directors as they think best.
     How many votes are needed to hold the annual meeting?
     The company had a total of 17,573,389 shares of outstanding common stock as of the record date for the annual meeting. A majority of the company’s outstanding shares as of the record date (a quorum) must be present at the annual meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if: (a) a stockholder is present and votes in person at the meeting; (b) a stockholder has properly submitted a proxy form, even if the stockholder marks abstentions on the proxy form; or (c) a broker or nominee has properly submitted a proxy form, even if the broker does not vote because the beneficial owner of the shares has not given the broker or nominee specific voting instructions and the broker or nominee does not have voting discretion (a “broker non-vote”). A share, once represented for any purpose at the meeting, is deemed present for purposes of determining a quorum for the meeting (unless the meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the share abstains from voting with respect to any matter brought before the meeting.
     What vote is required to elect directors or approve other matters?
     The nominee for director that receives the highest number of FOR votes cast will be elected. Withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors. Any other matters that may be properly submitted to the stockholders will be approved by the affirmative vote of a majority of votes cast of the shares of common stock represented by proxy and entitled to vote at the annual meeting, though any matters related to amendment of the company’s bylaws must be approved by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the shares of common stock entitled to vote at the annual meeting.

     Can I vote on other matters or submit a proposal to be considered at the meeting?
     The company has not received timely notice of any stockholder proposals to be included in the company’s proxy statement, and no stockholder has provided timely notice to the company of a proposal to bring before the meeting. Consequently, no other proposals will be considered at the meeting.
     For stockholders seeking to include proposals in the company’s proxy materials for the 2008 annual meeting, the proposing stockholder or stockholders must comply with all applicable regulations, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the proposals must be received by the Secretary of the company no later than January 2, 2008. Stockholders who intend to present a proposal at the 2008 annual meeting without inclusion of such proposal in the company’s proxy materials are required to provide such proposals to the principal executive offices of the company not less than sixty nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.
     Are there any dissenters’ rights or appraisal rights with respect to any of the proposals described in this proxy statement?
     There are no appraisal or similar rights of dissenters respecting the matters to be voted upon.
     Have any change of control rights been triggered in any of the executive officer’s employment agreements?
     Yes. On April 12, 2007, Highland Capital Management, L.P., the company’s largest stockholder, reported its acquisition of additional shares in the company, which gave Highland more than 35% per cent of the company’s shares. This constitutes a change of control under Mr. Furlong’s employment agreement, which gives him the right to self-terminate within one year and receive a lump sum change of control payment that is currently estimated to be $3,300,000 plus any tax gross-up that Mr. Furlong may be entitled to if this payment constitutes an excess parachute payment under section 280G of the Internal Revenue Code.
     How do I communicate with directors?
     Stockholders may send communications to the board or any of the directors by sending such communication addressed to the board of directors or any individual director c/o American HomePatient, Inc., 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     How much stock do the company’s directors, executive officers, and principal stockholders own?
     As of April 18, 2007, there were 17,573,389 shares of common stock issued and outstanding. The following table shows, as of April 18, 2007, the amount of American HomePatient common stock beneficially owned (unless otherwise indicated) by: (a) each director and company director nominee; (b) the Named Executive Officers (as defined in “Executive Compensation,” below); (c) all of the company’s directors and Named Executive Officers as a group; and (d) all stockholders known by the company to be the beneficial owners of more than 5% of the outstanding shares of American HomePatient common stock. Based on information furnished by the owners and except as otherwise noted, the company believes that the beneficial owners of the shares listed below, have, or share with a spouse, voting and investment power with respect to the shares. Except as otherwise noted, the address for all of the persons listed below is 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018.

	Number of Shares	Percentage
Name	Beneficially Owned	of Total Shares
Highland Capital Management, L.P. (1)	8,437,164	48.0%
Two Galleria Tower Dallas, Texas 75240

Fidelity Management and Research Company (2)	1,735,000	9.9%
82 Devonshire Street Boston, Massachusetts 02109

Joseph F. Furlong, III (3)	1,384,917	7.4%

Stephen L. Clanton (4)	142,500	*

Frank D. Powers (5)	145,833	*

James P. Reichmann, III (6)	0	*

John D. Gouy (7)	11,667	*

Henry T. Blackstock (8)	74,000	*

Donald R. Millard (9)	110,000	*

W. Wayne Woody (10)	80,000	*

William C. O’Neil (11)	80,000	*

All Directors and Named Executive Officers as a group (9 persons) (12)	2,028,917	10.5%

*	Indicates less than 1% ownership.

(1)	Ownership information included in the table is based on a Schedule 13D/A filed on April 13, 2007 by Highland Capital Management, L.P., claiming beneficial ownership of 8,437,164 shares through its affiliate, Highland Crusader Offshore Partners, L.P.

(2)	Ownership information included in the table is based on a Schedule 13G filed on February 14, 2006 by Fidelity Management and Research Company.

(3)	The amount shown includes shares purchasable upon exercise of options issued under the American HomePatient, Inc. 1991 Amended and Restated Nonqualified Stock Option Plan (the “1991 Plan”): 300,000 shares purchasable upon exercise of options at $2.125 per-share, 200,000 shares purchasable upon exercise of options at $0.56 per-share; 200,000 shares purchasable upon exercise of options at $0.17 per-share; 300,000 shares purchasable upon exercise of options at $1.80 per-share; and 80,000 shares purchasable upon exercise of options at $3.30 per-share. The amount also includes shares purchasable upon exercise of options issued under the American HomePatient, Inc. 1995 Nonqualified Stock Option Plan for Directors (the “1995 Plan”): 3,000 shares at a $21.06 per-share exercise price; 3,000 shares at a $1.69 per-share exercise price; 3,000 shares at a $0.53 per-share exercise price; 50,000 shares at a $0.30 per-share exercise price; 5,000 shares at a $0.22 per-share exercise price; 5,000 shares at a $0.75 per-share exercise price; 5,000 shares at a $0.15 per-share exercise price; 10,000 shares at a $1.29 per-share exercise price; 10,000 shares at a $3.46 per-share exercise price; 10,000 shares at a $3.27 per-share exercise price; and 10,000 shares at $1.40 per-share exercise price. The amount also includes 294 shares owned by the daughter of Mr. Furlong of which Mr. Furlong disclaims beneficial ownership.

(4)	The amount shown includes shares purchasable upon exercise of options issued under the American HomePatient, Inc. 1991 Amended and Restated Nonqualified Stock Option Plan: 112,500 shares purchasable at a per-share exercise price of $2.98 and 30,000 shares purchasable at a per-share exercise price of $3.30.

(5)	The amount shown includes shares purchasable upon exercise of options issued under the American HomePatient, Inc. 1991 Amended and Restated Nonqualified Stock Option Plan: 112,500 shares purchasable at a per-share exercise price of $1.31 and 33,333 shares purchasable at a per-share exercise price of $3.30.

(6)	Mr. Reichmann resigned from his position at the company on November 22, 2006.

(7)	The amount shown includes 11,667 shares purchasable at a per-share exercise price of $3.30 upon exercise of options issued under the 1991 Plan.

(8)	The amount shown includes shares purchasable upon exercise of options issued under the 1995 Plan: 3,000 shares at a $21.06 per-share exercise price; 3,000 shares at a $1.69 per-share exercise price; 3,000 shares at a $0.53 per-share exercise price; 5,000 shares at a $0.22 per-share exercise price; 5,000 shares at a $0.75 per-share exercise price; 5,000 shares at a $0.15 per-share exercise price; 10,000 shares at a $1.29 per-share exercise price; 10,000 shares at a $3.46 per-share exercise price; 10,000 shares at a $3.27 per-share exercise price; and 10,000 shares at a $1.40 per-share exercise price.

(9)	The amount shown includes shares purchasable upon exercise of options issued under the 1995 Plan: 50,000 shares at a $0.20 per-share exercise price; 5,000 shares at a $0.75 per-share exercise price; 5,000 shares at a $0.15 per-share exercise price; 10,000 shares at a $1.29 per-share exercise price; 10,000 shares at a $3.46 per-share exercise price; 10,000 shares at a $3.27 per-share exercise price; and 10,000 shares at a $1.40 exercise price.

(10)	The amount shown includes: 50,000 shares purchasable at a $1.38 per-share exercise price upon exercise of options issued under the 1995 Plan; 10,000 shares at a $3.46 per-share exercise price; 10,000 shares at a $3.27 per-share exercise price; and 10,000 shares at a $1.40 per-share exercise price.

(11)	The amount shown includes: 50,000 shares purchasable at a $1.18 per-share exercise price upon exercise of options issued under the 1995 Plan; 10,000 shares at a $3.46 per-share exercise price; 10,000 shares at a $3.27 per-share exercise price; and 10,000 shares at a $1.40 per-share exercise price.

(12)	The amount shown includes 1,380,000 shares purchasable upon exercise of options issued under the 1991 Plan and 438,000 shares purchasable upon exercise of options issued under the 1995 Plan.

PROPOSAL 1
ELECTION OF DIRECTORS
     How many directors are being elected?
     There are two director positions being voted on at the meeting. The company ’s certificate of incorporation provides that the number of directors to be elected by the stockholders shall be established by the board of directors from time to time. The number of directors is currently set at five.
     The certificate of incorporation requires that the board of directors be divided into three classes which are as nearly equal in number as possible. The directors in each class will serve staggered three-year terms or until a successor is elected and qualified. The two Class 2 directors are currently serving until the 2008 annual meeting, the one Class 3 director is currently serving until the 2009 annual meeting, and the two Class 1 directors, if and when elected at this annual meeting, will serve until the 2010 annual meeting. At each annual meeting of stockholders, the number of directors equal to the number of the class whose term expires at the time of such meeting will be elected to hold office for three years or until their successors are elected and qualified. The Class 1 director nominees, Henry T. Blackstock and W. Wayne Woody, were nominated by the company’s nominating and corporate governance committee. Messrs. Blackstock and Woody are members of that committee but did not participate in the vote to nominate themselves.
     What happens if a nominee refuses or is unable to stand for election?
     The board may reduce the number of seats on the board or designate a replacement nominee. If the board designates a replacement nominee, shares represented by proxy will be voted FOR the replacement nominee. The board presently has no knowledge that Messrs. Blackstock or Woody will refuse, or be unable, to serve.
     Must a director nominee attend our annual meeting?
     It is the company’s policy that all of its directors use their best efforts to attend the annual meeting. All directors attended the 2006 annual meeting of stockholders.

     Who are the company’s board nominees?
     Henry T. Blackstock and W. Wayne Woody, both of whom are current members of the board, are the company’s nominees for re-election. Information regarding Messrs. Blackstock and Woody are provided below, including name, age, year first elected as a director of American HomePatient, and principal occupation during the past five years. The terms of the Class 1 director nominees expire at the 2007 annual meeting of stockholders. If re-elected, the Class 1 director nominees will continue in office until the 2010 annual meeting of stockholders, or until the election and qualification of their successors in office.

Name of Director	Age	Director Since	Principal Occupation Last Five Years
Henry T. Blackstock	64	1991	Since June 2005, Mr. Blackstock has served as Chairman of Priority Nurse Staffing. Mr. Blackstock served as senior vice president, chief economist, and chief investment strategist for SouthTrust Bank from January 1999 to April 2005. He was chairman and chief executive officer of Tucker Management Group, a hedge fund management firm, from July 1989 to January 1999.

W. Wayne Woody	65	2004	From 2000 to 2001, Mr. Woody served as the interim chief financial officer for Legacy Investment Group, a boutique investment firm. Mr. Woody was employed by KPMG LLP and predecessor firms Peat Marwick Mitchell & Co. and Peat Marwick Main from 1968 until his retirement in 1999. Mr. Woody also has served as a director of Wells Real Estate Investment Trust, Inc. and Wells Family of Real Estate Funds, both of which are real estate investment management firms, since October 2003.

     Who are the continuing directors?
     The following directors will continue in office for the remainder of their respective terms or until the election and qualification of their respective successors in office. The terms of Messrs. Furlong and O’Neil, the Class 2 directors, will expire at the 2008 annual meeting of stockholders and the term of Mr. Millard, the Class 3 director, will expire at the 2009 annual meeting of stockholders. The following table contains biographical information of the continuing directors.

Name of Director	Age	Director Since	Principal Occupation Last Five Years
Donald R. Millard	59	2000	Since October of 2005, Mr. Millard has served as executive chairman of Red Bag Solutions, Inc. a provider of medical waste destruction services. Mr. Millard served as executive vice president and chief operating officer of AGCO, a global designer, manufacturer and distributor of agricultural equipment, from June 2002 through February 2004. Mr. Millard served as senior vice president and chief financial officer of AGCO from October 2000 through June 2002. Mr. Millard served as president, chief executive officer and as a director of Matria Healthcare, Inc., a provider of obstetrical home care and maternity management services, from October 1997 to October 2000, and as its chief financial officer from October 1997 to October 1999.

Joseph F. Furlong, III	58	1994	Mr. Furlong has served as the company’s President and Chief Executive Officer since November 1998. He served as president of Adirondack Capital Advisors, LLC, a financial advisory firm, from May 1996 until December 2002. Mr. Furlong served as a director of Advocat Inc., a long-term care company, from March 2001 until March 2002.

William C. O’Neil	72	2004	Mr. O’Neil served as the chairman and chief executive officer of ClinTrials Research, Inc. from September 1989 to February 1998. Mr. O’Neil has served as a director of Healthways, Inc., a specialty health care service company, since 1985. Since 1987 he has served as a director of Sigma-Aldrich Corp., a manufacturer of research chemicals, and since 1994, he has served as a director of Advocat Inc., a long term care company.
     Is the board independent?
     Four of the company’s current five directors are independent as Nasdaq defines independence under Nasdaq Rule 4200(a)(15). The company’s non-management directors meet in executive sessions, without management present, on a regular basis.

     Has the board established a nominating committee, audit committee and compensation committee?
     Yes. The board of directors has established a nominating and corporate governance committee, an audit committee, and a compensation committee.
     Nominating and Corporate Governance Committee. The nominating and corporate governance committee presently is composed of four directors: Mr. Millard (the chairman of the committee), Mr. Blackstock, Mr. Woody and Mr. O’Neil. Each of the members of the nominating and corporate governance committee is independent as Nasdaq defines independence under Nasdaq Rule 4200(a)(15). The nominating and corporate governance committee met once during 2006. The nominating and corporate governance committee is available on the company’s website, at www.ahom.com.
     The nominating and corporate governance committee believes that any nominee that it recommends for a position on the board of directors must possess high standards of personal and professional integrity, and have demonstrated business judgment and such other characteristics as it deems appropriate to demonstrate that he or she would be effective, in conjunction with the other directors and nominees for director, in serving the best interest of the company’s stockholders. The nominating and corporate governance committee’s assessment of existing directors and new director nominees includes, without limitation, issues of diversity, age, contribution to the meetings, the ability to work with other directors and the perceived needs of the board at that point in time. The committee may solicit recommendations for director nominees from other directors, the company’s executive officers or any other source that it deems appropriate. To evaluate any potential nominee, the committee typically will review and evaluate the qualifications of any proposed director candidate and conduct inquiries into his or her background to the extent that it deems appropriate under the circumstances.
     The nominating and corporate governance committee will review and evaluate the qualifications of any director candidates who have been recommended by stockholders of the company in compliance with policies described above. Any stockholder submitting a recommendation for a director candidate for consideration by the nominating and corporate governance committee at the 2008 annual meeting must submit it to the Secretary at the company’s corporate headquarters not later than January 2, 2008. The Secretary of the company will forward all recommendations to the nominating and corporate governance committee. The stockholder’s recommendation must include information about the stockholder making the recommendation and about the proposed director candidate. All proposed director candidates for consideration by the nominating and corporate governance committee will be evaluated in the same manner, regardless of the source of the initial recommendation.
     The company historically has not paid a fee to any third party to help it in identifying or evaluating potential nominees, although the nominating and corporate governance committee has the ability to engage such third parties pursuant to its charter.
     Audit Committee. The company has a separately-designated standing audit committee that is established in accordance with Section 3(a)(58)(A) of the Exchange Act (15 U.S.C. 78c(a)(58)(A)). The audit committee supervises matters relating to the audit function, reviews the company’s quarterly reports, and reviews and approves the annual report of the company’s independent auditors. The audit committee also has oversight with respect to the company’s financial reporting, including the annual and other reports to the Securities and Exchange Commission (the “SEC”) and the annual report to the stockholders. The audit committee presently is composed of four directors: Mr. Woody (the chairman of the committee), Mr. Blackstock, Mr. Millard, and Mr. O’Neil. The board of directors, in its business judgment, has determined that all members of the audit committee are independent directors and are qualified to serve on the audit committee pursuant to Rule 4200(a)(15) under Nasdaq’s Rule 4350(d)(2)(A) regarding heightened independence standards for audit committee members. The board has determined that each of Mr. Millard and Mr. Woody qualify as an “audit committee financial expert” as described in Nasdaq Rule 4350(d)(2)(A). There were five meetings of the audit committee during 2006. The audit committee has adopted a written charter, a copy of which is attached to this proxy statement as Appendix A.
     Compensation Committee. The compensation committee presently is composed of four directors: Mr. Blackstock (the chairman of the committee), Mr. Millard, Mr. Woody, and Mr. O’Neil. Responsibilities of this committee include approval of remuneration arrangements for executive officers of the company, review of compensation plans relating to executive officers and directors, including benefits under the company’s compensation plans and general review of the company’s employee compensation policies. The compensation committee has full authority to discharge these responsibilities, including the authority to retain, terminate, and set the terms for the engagement of outside counsel, compensation consultants, and other experts. In 2005, the compensation committee retained an independent compensation analyst to review the compensation structure and compensation levels for executive officers to help ensure that the company was acting appropriately to retain and motivate its executives. When this compensation analyst later reported that he was unable to continue the engagement due to a change in employment, and the compensation committee retained a new consultant, Towers Perrin, to complete the compensation review. Normally the compensation committee seeks the input of the chief executive officer in setting compensation of executive officers (other than the compensation of the chief executive officer). During 2006 the compensation committee held three meetings. The compensation committee has adopted a written charter, a copy of which is attached to this proxy statement as Appendix B.
     How often did the board of directors meet during 2006?
     During fiscal 2006 the board of directors held eight meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees on which the individual director served.
     What is the board’s recommendation with respect to the re-election of Messrs. Blackstock and Woody as Class 1 Directors?
     The board unanimously recommends a vote “FOR” the re-election of Messrs. Blackstock and Woody as Class 1 Directors. This recommendation is based, among other considerations, upon their financial expertise for audit committee service, independence from conflicts of interest, and company knowledge from their current board service. See also “What is the board’s recommendation on election of the Class 1 Directors?” on page 2.

EXECUTIVE OFFICERS
     Who are the company’s executive officers?
     The following table sets forth certain information concerning the executive officers of the company as of April 18, 2007.

Name of Officer	Age	Officer Since	Position with the Company
Joseph F. Furlong, III	58	1998	Mr. Furlong has served as a Director of the company since 1994, and as its President and Chief Executive Officer since November 1998. He served as president of Adirondack Capital Advisors, LLC, a financial advisory firm, from May 1996 until December 2002. Mr. Furlong served as a director of Advocat Inc., a long-term care company, from March 2001 until March 2002.

Stephen L. Clanton	55	2005	Mr. Clanton has served as the company’s Executive Vice President and Chief Financial Officer since January 2005. From 1999 until 2004, Mr. Clanton served as senior vice president and chief financial officer of DESA, LLC, a manufacturer of residential heating products and specialty tools. Prior to that he was senior vice president and chief financial officer with International Comfort Products, a manufacturer of residential and light commercial HVAC equipment, and as executive vice president and chief financial officer with Falcon Products, a commercial furniture manufacturer. He also held positions with Emerson Electric Co. and Arthur Andersen & Co.

Frank D. Powers	58	2004	Mr. Powers has served as the company’s Executive Vice President since November 2004 and as its Chief Operating Officer since February 2005. Mr. Powers served as an executive officer of Matria Healthcare, Inc., a provider of disease management services and obstetrical homecare, from 1996 until 2002. Prior to that he was an officer of Healthdyne, Inc. or an affiliate for over 12 years, during which time he spent a significant amount of time as president of the Home Care Group that provided products and services to the home care market.

John D. Gouy	49	2005	Mr. Gouy has served as the company’s Senior Vice President of Revenue Management and Business Technology since November 2004. Prior to that, Mr. Gouy served as the company’s Vice President of Reimbursement since 1999. Prior to joining the company he held management positions in operations at United Medical, McDonnell Aircraft Company and Chevron Chemical Company.

     What equity compensation plans does the company have in place?
     The following table provides information about the company’s equity compensation plans in effect at December 31, 2006, aggregated for two categories of plans: those approved by stockholders and those not approved by stockholders.
     The company has two equity compensation plans, the 1991 Plan and the 1995 Plan. The 1991 Plan was originally approved by the board in 1991 to provide additional incentives to the company’s key employees and directors. As of December 31, 2006, there were 5,000,000 shares authorized under the 1991 Plan, of which options to purchase 2,221,250 shares were issued and outstanding and options to purchase 2,453,891 shares had previously been exercised, leaving 324,859 shares available for issuance. The 1995 Plan was originally approved by the board in 1995 to provide additional incentives to directors. As of December 31, 2006, there were 600,000 shares authorized under the 1995 Plan, of which options to purchase 468,000 shares were issued and outstanding and options to purchase 26,000 shares had previously been exercised, leaving 106,000 shares available for issuance.
Equity Compensation Plan Information

Number of securities remaining
	Number of securities to be		available for future issuance
	issued upon exercise of	Weighted-average exercise	under equity compensation
	outstanding options,	price of outstanding	plans (excluding securities
Plan category	warrants and rights	options, warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	—

Equity compensation plans not approved by security holders	2,689,250	$3.14	430,859

Total	2,689,250	$3.14	430,859

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
     The compensation committee, which is composed solely of independent members of the board of directors, assists the board of directors in fulfilling its responsibilities relating to executive compensation. The compensation committee reviews and approves compensation for senior executives positions. The committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
     The compensation committee:
Henry T. Blackstock, Chair
Donald R. Millard
William C. O’Neil
W. Wayne Woody
COMPENSATION DISCUSSION AND ANALYSIS
Objectives of the Executive Compensation Program
     Our executive compensation program is designed to achieve the following objectives:
•	provide high quality patient care while maximizing stockholder value;

•	create a link between the company’s strategic goals and compensation goals;

•	emphasize pay for performance by having a meaningful portion of executive compensation “at risk” for success;

•	provide compensation opportunities that attract and retain talented and committed executives on a long-term basis; and

•	balance the company’s short-term and long-term business, financial and strategic goals.
Our Executive Compensation Program
     The company philosophy with respect to compensation paid to executive officers is that compensation should be closely aligned with company performance on both a short-term and long-term basis. Our executive compensation consists of base salary, annual cash incentives (bonuses), a long-term equity incentive compensation through nonqualified stock options, and a broad-based benefits program. When the company meets or exceeds its annual operating goals, the annual executive pay targets (i.e., base salary plus bonus) are intended to be competitive with similar U.S. public health care companies having similar revenues.

Role of the Compensation Committee
     Our compensation committee is primarily responsible for reviewing, approving and reporting to our board on major compensation and benefits plans, policies and programs of the company; reviewing and evaluating the performance and approving the compensation of senior executive officers; and overseeing management development programs and performance assessment of senior executives.
     The compensation committee annually evaluates the effectiveness of the executive compensation program in meeting its objectives. In 2005, the compensation committee retained an independent compensation analyst to review the compensation structure and compensation levels for executive officers to help ensure that the company was acting appropriately to retain and motivate its executives. The compensation consultant recommended some increases in base salary and annual incentives but particularly focused on what he considered to be an inadequate long-term incentive program. The consultant made a number of recommendations to the compensation committee regarding establishment of a significant long-term incentive program.
     The compensation consultant later reported that he was unable to continue the engagement due to a change in employment, and the compensation committee retained a new consultant, Towers Perrin. The consulting firm, after reviewing the original work and conducting its own analysis, came to similar conclusions regarding the company’s long-term incentive program. The consulting firm recommended a substantial program combining restricted cash and equity grants to executives that would vest over time based upon the company’s long-term performance and the executive’s continued employment.
     The compensation committee met and discussed the proposal on several occasions during late 2005 and early 2006. The company considered the impact of the proposed plan to the company’s business, cash flow and stockholders’ value, as well as the difficulty of setting long-term operating targets in the face of changing government reimbursement rates. Although it agreed with the findings of the compensation consultants, after substantial analysis and discussion, the compensation committee determined not to pursue the recommended plan of substantial restricted cash and equity awards based on the foregoing considerations. Instead, the compensation committee determined that it should maintain more flexibility in granting smaller annual incentive awards depending upon achievement of specified corporate goals and overall financial condition of the company. The compensation committee recognizes that this approach results in substantially lower compensation than proposed by the consultant, but the compensation committee continues to favor this approach.
     The compensation committee evaluates compensation with reference to our financial and non-financial performance and relative shareholder return for the prior fiscal year, compensation data of executives of comparable companies in our marketplace, subjective evaluation of each executive’s contribution to our performance and each executive’s experience, responsibilities and management abilities. The compensation committee annually advises the board on the compensation to be paid to the executive officers and approves the compensation for executive officers.
     The compensation committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist it in the evaluation of director, CEO and executive officer compensation, as appropriate. The committee has sole authority to approve the consultant’s fees and other retention terms and shall have authority to cause us to pay the fees and expenses of such consultants. The committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors, to approve the fees and expenses of such outside advisors, and to cause us to pay the fees and expenses of such outside advisors.

Primary Components of the Executive Compensation Program
     The annual compensation package of our named executive officers generally provides for base salaries, annual cash bonuses, and long-term equity based compensation through participation in our 1991 Plan and 1995 Plan.
     Base Salary. The base salaries of the company’s executives are evaluated annually and are listed in the Summary Compensation Table in this proxy statement. In evaluating appropriate pay levels for company executives, the compensation committee considers achievement of the company’s strategic goals, level of responsibility, individual performance, and internal equity. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Messrs. Furlong, Clanton and Powers each have an employment agreement that guarantees a minimum base salary. The material terms of these employment agreements are described below in the narrative to the Summary Compensation Table and the section entitled “Potential Payments Upon Termination or Change-in-Control.” Annual base salary increases for executive officers are established with consideration of each executive’s individual performance during the prior year, the overall performance of the company during the prior year and his level of responsibility, prior experience and breadth of knowledge. Normally the compensation committee seeks the input of our chief executive officer in setting base salary of executive officers other than his own salary.
     The base salary paid to each current executive officer in 2006 is set forth below in the Summary Compensation Table. Our compensation committee has approved the following base salaries for our named executive officers in 2007:

Joseph F. Furlong, III	$550,000
Stephen L. Clanton	$290,000
Frank D. Powers	$300,000
John D. Gouy	$200,000
Based on compensation analysis from our consultant, we believe that the base salaries that we pay to our executive officers, and particularly to our chief executive officer, are comparable to those in our business with similar revenues and market capitalization.
     Annual Incentives. Annual incentive (bonus) awards are designed to focus management attention on key operational goals for the current fiscal year. The key operational goals are a combination of each executive’s area of responsibility and the overall achievements by the company of its financial targets. Specific weighting is not assigned for identified financial, strategic and management practices goals. Generally, company executives have a target bonus of between 40% and 100% of their annual base salaries based upon achievement of their specific operational goals and achievement by the company of its financial targets. Specifically, executive bonus awards are contingent upon the company achieving 85% of its target EBITDA for the fiscal year, as determined in accordance with its annual budget approved by the board. The compensation committee continues to view EBITDA as a good measuring tool for overall performance in a healthcare services business dependent upon third party reimbursement. EBITDA also serves as a reasonable measure of cash flow, which is particularly important given the company’s outstanding debt and lack of credit facility. The compensation committee reserves the ability to adjust upwards or downwards the bonus levels based upon achievement of other bonus criteria and the operations of the company. For 2006 performance, bonus awards were adjusted downward from the percentage level of target EBITDA actually achieved by the company based on these additional criteria.

     In approving annual bonus awards, the compensation committee considered, among other factors, the company’s revenue growth and profitability, the development and expansion of its business, improvement of management structures, the executive’s work during the year, his past compensation, perceived contribution to the company generally, level of responsibility, and any notable individual achievements or failings in the year in question. The bonus paid to each named executive officer in 2006 is set forth below in the Summary Compensation Table.
     Long-Term Equity Compensation. Both our 1991 Plan and our 1995 Plan permit grants of nonqualified stock options and other equity awards. We have not traditionally granted stock options to our executives pursuant to a set formula. As discussed above, the compensation committee determined in early 2006 to not establish the long term incentive program of cash and equity grants recommended by our compensation consultant. While this decision resulted in lower compensation to our executives than proposed by the consultant, the compensation committee determined that it was in the best interest of the company to not establish that program. In recognition of the foregoing, the compensation committee has moved to considering stock option grants (albeit with a substantially lower value) on an annual basis. Such grants, if made, are solely in the discretion of the compensation committee and are anticipated to be subject to vesting over a three-year period.
     Other Benefits. We provide our executive officers with certain benefits, including health and dental coverage, company-paid term life insurance coverage, disability insurance, paid time off and paid holiday programs. In addition, executive officers are entitled to participate in our 401(k) plan, which is available to all of the company’s employees who meet certain service requirements. We may make additional discretionary contributions to the plans, although no discretionary contributions have been made since the inception of each of the plans. These benefits are quantified below in the Summary Compensation Table and its footnotes.
Severance Arrangements
     We grant change in control and severance arrangements to our executive officers on a case-by-case basis. Currently, four of our named executive officers have severance provisions in an employment agreement or severance agreement. These provisions are described in greater detail in the section titled “Potential Payments on Termination or Change in Control.” We believe that granting these arrangements to certain key employees is an important element in the recruitment and retention of such employees.
Material Tax Implications of the Program
     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for non-performance based executive compensation in excess of $1 million. Neither base salary nor the cash bonuses paid by the company in 2006 qualified as performance-based compensation under Section 162(m). It is the policy of the compensation committee periodically to review and consider whether particular compensation and incentive payments to the company’s executives will be deductible for federal income tax purposes. However, the compensation committee retains the ability to evaluate the performance of the company’s executives, including the Chief Executive Officer, and to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation under federal tax law. In the 2006 fiscal year, we did pay our chief executive officer non-performance based compensation in excess of $1 million, and it is anticipated that we will pay our chief executive officer non-performance based compensation in excess of $1 million in the 2007 fiscal year.
     Section 409A of the Internal Revenue Code, which was signed into law in October 2004, amended the tax rules to impose restrictions on funding, distributions and elections to participate in nonqualified deferred compensation arrangements. While we believe that we are operating in compliance with the statutory provisions relating to Section 409A that are currently effective, the final regulations under the section have yet to be issued, and it is possible that we will have to make adjustments to our nonqualified deferred compensation arrangements to comply with the rules once they become effective.

Summary Compensation Table
     The following Summary Compensation Table shows the compensation we paid in 2006 to our Chief Executive Officer, our Chief Financial Officer and to our other three most highly compensated executive officers.

							Change in Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock		Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Option Awards[1]	Compensation	Earnings	Compensation		Total
Position	Fiscal Year	($)	($)	($)	($)	$	$	($)		$
Joseph F. Furlong, III, President and Chief Executive Officer	2006	$550,000	$495,000	—	$164,090	—	—	$38,093	[2]	$1,247,183

Frank D. Powers Executive Vice President, Chief Operating Officer	2006	$300,000	$216,000	—	$107,252	—	—	$23,956	[3]	$647,208

Stephen L. Clanton Executive Vice President, Chief Financial Officer	2006	$290,000	$130,500	—	$151,126	—	—	$9,895	[4]	$581,521

John D. Gouy Senior Vice President, Revenue Management and Business Technology	2006	$200,000	$51,200	—	$18,377	—	—	$7,200	[5]	$276,777

James P. Reichmann, III Former Senior Vice President, Sales & Marketing	2006	$188,462	0	—	$84,753	—	—	$7,280	[6]	$280,495

[1]	Amount shown for option awards is the dollar amount recognized by the company for financial statement reporting purposes in 2006 in accordance with FAS 123R for equity award expense (excluding any risk of forfeiture, per SEC regulations).

[2]	This amount represents $1,650 in company 401(k) matching contributions, $2,733 that the company paid for a vehicle used by Mr. Furlong, health insurance premiums of $12,990, and $20,720 that the company paid for housing used by Mr. Furlong. The vehicle and housing usage are in lieu of expense reimbursement for such items based on a determination by the company that this approach was more cost effective than expense reimbursement.

[3]	This amount represents a vehicle allowance of $8,400 and $15,556 that the company paid for housing used by Mr. Powers.

[4]	This amount represents $1,495 in company 401(k) matching contributions and a vehicle allowance of $8,400.

[5]	This amount represents $1,100 in company 401(k) matching contributions and a vehicle allowance of $6,100.

[6]	This amount represents $680 in company 401(k) matching contributions and a vehicle allowance of $6,600. Mr. Reichmann resigned from his position at the company on November 22, 2006.

Employment Agreement with Joseph F. Furlong, III
     We entered into an employment agreement dated December 1, 2000 with Mr. Furlong, our chief executive officer. The employment agreement provides for an annual base salary of $420,000, subject to adjustment by the board of directors, and an annual incentive award target of 100% of his annual base salary. The employment agreement also requires the company to reimburse Mr. Furlong for reasonable travel, accommodations, and other expenses incurred by Mr. Furlong in the performance of his duties. For fiscal year 2006 Mr. Furlong’s annual base salary was $550,000. In the event Mr. Furlong receives a payment from the company that constitutes an excess parachute payment under section 280G of the Internal Revenue Code, the employment agreement provides that the company will indemnify Mr. Furlong for any federal, state or local taxes incurred as a result of that excess parachute payment. On November 10, 2006, we entered into an amendment to the employment agreement that extends the term of Mr. Furlong’s employment to September 30, 2007, subject to automatic extensions for additional one year periods. The amendment also provides that in the event of Mr. Furlong’s death, all of his unvested stock options will be deemed fully vested, provides that in the event of termination of Mr. Furlong’s employment by the company without cause or by Mr. Furlong in the case of a constructive discharge, that Mr. Furlong will be entitled to receive certain benefits provided to him in connection with his employment for a period of up to thirty six months from the date of termination, and the amendment also contains certain new language that will avoid the imposition of taxes on certain payments pursuant to Section 409A of the Internal Revenue Code. In addition, this amendment eliminated a family travel benefit and significantly reduced company obligations to Mr. Furlong, following a change in control, for life insurance and for payment for rent and an administrative assistant.
Employment Agreement with Frank D. Powers
     Mr. Powers executed an employment agreement with the company on April 26, 2005, which, by its terms, was effective February 9, 2005. Under the terms of Mr. Powers’ employment agreement, he receives an annual base salary of $260,000, subject to adjustment by the board, and an annual incentive award target of 80% of his annual base salary. For fiscal year 2006 Mr. Powers’ annual base salary was $300,000. In the event Mr. Powers receives a payment from the company that constitutes an excess parachute payment under section 280G of the Internal Revenue Code, the employment agreement provides that the company will indemnify Mr. Powers for any federal, state or local taxes incurred as a result of that excess parachute payment. On November 10, 2006, we entered into an amendment to the Employment Agreement in order to avoid the imposition of taxes, under Section 409A of the Internal Revenue Code, on certain payments to Mr. Powers.
Employment Agreement with Stephen L. Clanton
     Mr. Clanton entered into an employment agreement with the company effective January 21, 2005. Under the terms of Mr. Clanton’s employment agreement, he receives an annual base salary of $290,000, subject to adjustment by the board, and an annual incentive award target of 50% of his annual base salary. In the event Mr. Clanton receives a payment from the company that constitutes an excess parachute payment under section 280G of the Internal Revenue Code, the employment agreement provides that the company will indemnify Mr. Clanton for any federal, state or local taxes incurred as a result of that excess parachute payment. For fiscal year 2006 Mr. Clanton’s annual base salary was $290,000. On November 10, 2006, we entered into an amendment to the employment agreement in order to avoid the imposition of taxes, under Section 409A of the Internal Revenue Code, on certain payments to Mr. Clanton.

Severance Agreement with John D. Gouy
     Mr. Gouy entered into a severance agreement with the company effective January 1, 2001, that provides severance pay to him under certain circumstances. The agreement also restricts Mr. Gouy’s ability to work for a competitor of the company for twelve months or to use certain confidential information following termination of his employment.
What plan based awards did we grant to our named executive officers in 2006 and under what terms?
The following table describes all stock options granted in 2006 to our named executive officers. During fiscal year 2006, none of the named executive officers exercised options.
Grants of Plan-Based Awards

								All Other	All Other
								Stock	Option
		Estimated Future Payouts			Estimated Future Payouts			Awards:	Awards:	Exercise	Grant Date
		Under Non-Equity			Under Equity Incentive Plan			Number	Number of	or Base	Fair Value
		Incentive Plan Awards			Awards			of Shares	Securities	Price of	of Stock and
		Thresh-		Maxi-	Thresh-		Maxi-	of Stock	Underlying	Option	Option
	Grant	old	Target	mum	old	Target	mum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Joseph F. Furlong, III	2/17/06	n/a	n/a	n/a	n/a	n/a	n/a	n/a	240,000	3.30	2.52
	12/31/06	n/a	n/a	n/a	n/a	n/a	n/a	n/a	10,000 [2]	1.40	1.07

Stephen L. Clanton	2/17/06	n/a	n/a	n/a	n/a	n/a	n/a	n/a	90,000 [1]	3.30	2.52

Frank D. Powers	2/17/06	n/a	n/a	n/a	n/a	n/a	n/a	n/a	100,000 [1]	3.30	2.52

John D. Gouy	2/17/06	n/a	n/a	n/a	n/a	n/a	n/a	n/a	35,000 [1]	3.30	2.52

James P. Reichmann	2/17/06	n/a	n/a	n/a	n/a	n/a	n/a	n/a	35,000 [1]	3.30	2.52 [3]

[1]	Issued under the American HomePatient, Inc. 1991 Amended and Restated Nonqualified Stock Option Plan. Options vest 1/3 on the first anniversary of grant dated, 1/3 on the second anniversary of grant date, and 1/3 on the third anniversary of the grant date.

[2]	Issued under the American HomePatient, Inc. 1995 Nonqualified Stock Option Plan for Directors. Options vested on the date of grant.

[3]	As a result of Mr. Reichmann’s resignation on November 22, 2006, these options were cancelled on February 20, 2007.

What equity awards were held by the named executive officers as of December 31, 2006?
Outstanding Equity Awards at Fiscal Year-End

	Option Awards							Stock Awards
										Equity	Equity
										Incentive	Incentive
				Equity						Plan	Plan Awards:
				Incentive Plan						Awards:	Market or
	Number			Awards:					Market	Number of	Payout Value
	of	Number of		Number of				Number of	Value of	Unearned	of Unearned
	Securities	Securities		Securities				Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying		Underlying				Units of	Units of	or Other	or Other
	Unexercised	Unexercised		Unexercised	Option			Stock That	Stock That	Rights That	Rights That
	Options	Options		Unearned	Exercise	Option		Have Not	Have Not	Have Not	Have Not
	(#)	(#)		Options	Price	Expiration		Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date		(#)	($)	(#)	($)
(a)	(b)	(c)		(d)	(e)	(f)		(g)	(h)	(i)	(j)

Joseph F.	300,000	-0-		—	2.125	12/08/08	[1]
Furlong, III	200,000	-0-		—	0.56	11/10/09	[1]
	200,000	-0-		—	0.17	11/09/10	[1]
	300,000	-0-		—	1.80	02/25/14	[1]
	-0-	240,000	[3]	—	3.30	02/17/16	[1]
	10,000	-0-		—	1.29	12/31/13	[2]
	10,000	-0-		—	3.46	12/31/14	[2]
	10,000	-0-		—	3.27	12/31/15	[2]
	10,000	-0-		—	1.40	12/31/16	[2]
	3,000	-0-		—	21.06	12/31/07	[2]
	3,000	-0-		—	1.69	12/31/08	[2]
	3,000	-0-		—	0.53	12/31/09	[2]
	50,000	-0-		—	0.30	05/31/10	[2]
	5,000	-0-		—	0.22	12/31/10	[2]
	5,000	-0-		—	0.75	12/31/11	[2]
	5,000	-0-		—	0.15	12/31/12	[2]

Stephen L.	75,000	75,000	[4]	—	2.98	01/11/15	[1]
Clanton	-0-	90,000	[3]	—	3.30	02/17/16	[1]

Frank D.	112,500	37,500	[5]	—	1.31	11/08/14	[1]
Powers	-0-	100,000	[3]	—	3.30	02/17/16	[1]

John D. Gouy	-0-	35,000	[3]	—	3.30	02/17/16	[1]

James P.	37,500	37,500	[6]	—	3.83	02/20/07	[1]
Reichmann	-0-	35,000	[7]	—	3.30	02/20/07	[1]

[1]	Issued under the American HomePatient, Inc. 1991 Amended and Restated Nonqualified Stock Option Plan.

[2]	Issued under the American HomePatient, Inc. 1995 Nonqualified Stock Option Plan for Directors.

[3]	Vest one-third on each of the first three anniversaries of the February 17, 2006 grant date.

[4]	Remaining unvested options vest one-half on each of the second and third anniversaries of the January 11, 2005 grant date.

[5]	Remaining unvested options vest on the third anniversary of the November 8, 2004 grant date.

[6]	Remaining unvested options would have vested one-half on each of the second and third anniversaries of the March 3, 2005 grant date but, as a result of Mr. Reichmann’s resignation on November 22, 2006, by their terms all vested and unvested options were cancelled on February 20, 2007.

[7]	Options would have vested one-third on each of the first three anniversaries of the February 17, 2006 grant date but, as a result of Mr. Reichmann’s resignation on November 22, 2006, by their terms all options were cancelled on February 20, 2007

     How much compensation did we pay our directors during 2006?
Director Compensation

					Change in
	Fees				Pension
	Earned				Value and
	or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)[1]	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

W. Wayne Woody	67,500	None	10,700	-0-	N/A	-0-	78,200

Henry T. Blackstock	66,500	None	10,700	-0-	N/A	-0-	77,200

William C. O’Neil	55,000	None	10,700	-0-	N/A	-0-	65,700

Donald R. Millard	66,500	None	10,700	-0-	N/A	-0-	77,200
     The company pays directors who are not its officers or employees (currently Mr. Blackstock, Mr. Millard, Mr. Woody, and Mr. O’Neil) an annual fee of $30,000 and $2,500 is paid to each director per meeting of the board or any committee, provided that no fee is payable for committee meetings held on the same day as a board meeting (or the day immediately before or after). In addition, the chairman of the audit committee receives an annual fee of $10,000, the chairmen of each of the compensation committee and the nominating and corporate governance committee receive an annual fee of $6,000, and the co-chairmen of the strategic analysis committee each received an annual fee of $3,000. The company reimburses all directors for actual expenses incurred in connection with attendance at board or committee meetings.
     In 1995, the company adopted the American HomePatient, Inc. 1995 Nonqualified Stock Option Plan for Directors (the “1995 Plan”). Under the 1995 Plan, as amended, each director initially receives an option to acquire 50,000 shares of common stock upon joining the board, and each director receives an option to acquire 10,000 shares of common stock on December 31 of each year following the year such director was first elected to the board, so long as he served as a director for at least six (6) months during that year. The per-share exercise price of the options equals the closing market price of the common stock on the day immediately before the date of grant.

[1]	Amount shown for option awards is the dollar amount recognized by the company for financial statement reporting purposes in 2006 in accordance with FAS 123R for equity award expense (excluding any risk of forfeiture, per SEC regulations).

What payments would we owe to our named executive officers in the event of a termination or a change in control?
     We grant severance arrangements to our executive officers on a case-by-case basis. We believe that granting these arrangements to certain key employees is an important element in the retention of such employees. The payments potentially due to our named executive officers in the event of a termination or change-in-control are described below.
Joseph F. Furlong, III
     The company can terminate the employment agreement at any time without stated cause. In such event, or if Mr. Furlong is terminated pursuant to a constructive discharge, he will receive a lump sum severance payment in an amount equal to the following: (i) three hundred percent (300%) of his base salary; plus (ii) three hundred percent (300%) of the greater of his annual bonus he received for performance during the company’s immediately preceding fiscal year, or the current bonus target in effect at the time of such termination. Furthermore, in the event of such a termination, all options granted to Mr. Furlong will be deemed vested and will remain exercisable for the remainder of their stated term.
     In the event there is a change of control as defined in the employment agreement and, within twelve months following such event, or within the ninety day period preceding such event, the company terminates Mr. Furlong or Mr. Furlong resigns, he will be entitled to a lump sum payment equal to three hundred percent (300%) of the sum of: (i) his base salary, plus (ii) an amount equal to the greater of his annual incentive award received for performance during the company’s immediately preceding fiscal year or the current annual incentive award target in effect at the time of such termination or resignation. Furthermore, in the event of such a termination, Mr. Furlong will be entitled to continuation of his benefits for thirty-six months. Based on his 2007 base salary and his 2007 bonus award target, the total amount payable to Mr. Furlong under the agreement in the event of such a termination would have been $3,300,000 plus any tax gross-up that Mr. Furlong may be entitled to if this severance payment constitutes an excess parachute payment under section 280G of the Internal Revenue Code. In addition, on April 12, 2007, Highland Capital Management, L.P., the company’s largest stockholder reported its acquisition of additional shares in the company, which gave Highland more than 35% per cent of the company’s shares. This constitutes a change of control under Mr. Furlong’s employment agreement, which gives him the right to self-terminate within one year and receive the lump sum change of control payment described above.
     The company may also terminate the employment agreement at any time upon written notice for cause, which is defined as Mr. Furlong’s serious misconduct with respect to his duties under the employment agreement that result in material economic damage to the company. Unless Mr. Furlong is terminated without cause or due to a constructive discharge, he is prohibited from competing with the company for one year following such termination.
Frank D. Powers
     The company can terminate Mr. Powers’ employment agreement at any time without stated cause. In such event, Mr. Powers will receive a lump sum severance payment in an amount equal to his annual base salary as in effect at the time of termination. Additionally, in the event that Mr. Powers is terminated without cause, all stock options granted to Mr. Powers by the company shall be deemed vested, and the company shall cause such options to remain exercisable until the later of (i) the fifteenth day of the third month following the date on which the options would have expired following such termination or (ii) December 31 of the calendar year in which the option would have expired following such termination by its terms.

     In the event there is a change in control and the company terminates Mr. Powers’ employment within twelve months following such change in control or Mr. Powers terminates his employment within twelve months following a change in control due to a failure of the company to fulfill its obligations under the employment agreement in any material respect, Mr. Powers will be entitled to receive as a severance payment in a lump sum upon such termination an amount equal to the sum of: (i) his monthly base salary as in effect at the time of such termination multiplied by twenty-four; plus (ii) an amount equal to two times his annual incentive award for the previous year. Additionally, the company will continue certain of Mr. Powers’ employee benefits for twenty-four months. Whether or not Mr. Powers’ employment is terminated, upon a change of control, any stock options granted to Mr. Powers will be fully vested, subject to the terms of the governing stock option plan. Based on his 2007 base salary and his 2006 bonus, the total amount payable under the agreement to Mr. Powers in the event of such a termination would have been $1,032,000.
     Mr. Powers can terminate his employment agreement without cause at any time. The company may also terminate Mr. Powers’ employment agreement at any time upon written notice for cause, which is defined as a termination by the board of directors, acting in good faith, by written notice to Mr. Powers specifying the event(s) relied upon for such termination, due to Mr. Powers’ serious misconduct with respect to his duties under the employment agreement, which has resulted or is likely to result in material economic damage to the company, including but not limited to a conviction for a felony or perpetration of a common law fraud; provided, however, except in the case of a conviction for a felony or a perpetration of a common law fraud, that company must provide such notice thirty days prior to termination and provide Mr. Powers with the opportunity to cure such damage or likely damage, to the company’s reasonable satisfaction, within thirty days of such notice.
     Upon termination of employment, Mr. Powers is prohibited from competing with the company for one year, except in the case of a termination following a change of control, in which case he is prohibited from competing with the company for two years.
Stephen L. Clanton
     The company can terminate Mr. Clanton’s employment agreement at any time without stated cause. In such event, Mr. Clanton will receive a lump sum severance payment in an amount equal to his annual base salary as in effect at the time of termination. Additionally, in the event that Mr. Clanton is terminated without cause, all stock options granted to Mr. Clanton by the company shall be deemed vested, and the company shall cause such options to remain exercisable until the later of (i) the fifteenth day of the third month following the date on which the options would have expired following such termination or (ii) December 31 of the calendar year in which the option would have expired following such termination by its terms.
     In the event there is a change in control and the company terminates Mr. Clanton’s employment within twelve months following such change in control or Mr. Clanton terminates his employment within twelve months following a change in control due to a failure of the company to fulfill its obligations under this Agreement in any material respect, Mr. Clanton will be entitled to receive as a severance payment in a lump sum upon such termination an amount equal to the sum of: (i) his monthly base salary as in effect at the time of such termination multiplied by twenty-four; plus (ii) an amount equal to two times his annual incentive award for the previous year. Additionally, the company will continue certain of Mr. Clanton’s employee benefits for twenty-four months. Whether or not Mr. Clanton’s employment is terminated, upon a change of control, any stock options granted to Mr. Clanton will be fully vested, subject to the terms of the governing stock option plan. Based on his 2007 base salary and his 2006 bonus, the total amount payable under the agreement in the event of such a termination would have been $841,000.

     Mr. Clanton can terminate his employment agreement without cause at any time. The company may also terminate Mr. Clanton’s employment agreement at any time upon written notice for cause, which is defined as a termination by the board of directors, acting in good faith, by written notice to Mr. Clanton specifying the event(s) relied upon for such termination, due to Mr. Clanton’s serious misconduct with respect to his duties under the employment agreement, which has resulted or is likely to result in material economic damage to the company, including but not limited to a conviction for a felony or perpetration of a common law fraud; provided, however, except in the case of a conviction for a felony or a perpetration of a common law fraud, that company must provide such notice thirty days prior to termination and provide Mr. Clanton with the opportunity to cure such damage or likely damage, to the company’s reasonable satisfaction, within thirty days of such notice.
     Upon termination of employment, Mr. Clanton is prohibited from competing with the company for one year, except in the case of a termination following a change of control, in which case he is prohibited from competing with the company for two years.
John D. Gouy
     The company has a confidentiality, non-competition and severance pay agreement with Mr. Gouy. In the event there is a change in control of the ownership of the company and within the year following this change in control the company either terminates Mr. Gouy or reduces his salary or requires him to relocate outside the greater Nashville area and Mr. Gouy then elects to resign then he will be entitled to receive as a severance payment in a lump sum an amount equal to the sum of: (i) his annual base salary as in effect at the time of such termination; plus (ii) an amount equal to his annual incentive award for the previous year prorated to reflect the number of months during the fiscal year that he was employed by the company; plus (iii) his monthly vehicle allowance for each month multiplied by twelve. Additionally, the company will be obligated to pay, under certain circumstances, the COBRA premium for up to twelve months, and whether or not Mr. Gouy’s employment is terminated, upon a change of control, any stock options granted to Mr. Gouy will be fully vested, subject to the terms of the governing stock option plan.
     Based on his 2007 base salary and his 2006 bonus, the maximum total amount potentially payable under the severance agreement to Mr. Gouy in the event of such a termination following a change in control would have been $257,200.
     The company may also terminate Mr. Gouy’s employment at any time upon without cause upon the payment to Mr. Gouy of the amount that would be due upon his termination following a change in control. Upon termination of employment, Mr. Gouy is prohibited for one year from competing with the company, soliciting customers of the company, or hiring employees of the company.
Does the company have a code of ethics for executive officers?
     The company has a code of ethics for our executive officers, a copy of which can be provided to any person without charge, upon written request. Any such request should be addressed to: American HomePatient, Inc., 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018, Attention: Corporate Secretary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     As noted above, the compensation committee is currently composed of Mr. Blackstock, Mr. Millard, Mr. Woody and Mr. O’Neil. No member of the compensation committee is or has been an employee of the company. No interlocking relationship exists between the members of the board of directors or compensation committee and the board of directors or compensation committee of any other company.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Has the company entered into any arrangements with affiliated parties?
     The company has not entered into any arrangements with affiliated parties.
     Does the company have a policy in place with respect to contracts between the company and persons affiliated with the company?
     The company has a policy that any transactions between the company and its officers, directors and affiliates will be on terms as favorable to the company as can be obtained from unaffiliated third parties. Such transactions with such persons will be subject to approval by the audit committee of the board.
AUDIT COMMITTEE REPORT
     The audit committee provides assistance to the board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of American HomePatient. Among other things, the audit committee reviews and discusses with management and with American HomePatient’s outside auditors the results of the year-end audit of American HomePatient, including the audit report and audited financial statements. The board of directors, in its business judgment, has determined that all members of the audit committee are “independent” directors and are qualified to serve on the audit committee pursuant to Rules 4200(a)(15) and 4350(d) of the Nasdaq listing standards. The board has adopted a written charter of the audit committee, a copy of which is attached to this proxy statement as Appendix A. The audit committee reviews and reassesses the adequacy of the audit committee charter annually.
     As set forth in the charter, management of the company is responsible for the preparation, presentation and integrity of the company’s controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.
     In connection with its review of American HomePatient’s audited financial statements for the fiscal year ended December 31, 2006, the audit committee reviewed and discussed the audited financial statements with management and the independent auditors, and discussed with the company’s independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as currently in effect. In addition, the audit committee received the written disclosures and the letter from KPMG LLP (“KPMG”) required by Independence Standards board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect and discussed with KPMG their independence from American HomePatient. The audit committee has determined that the provision of non-audit services rendered by KPMG to American HomePatient is compatible with maintaining the independence of KPMG from American HomePatient, but the audit committee will periodically review the non-audit services rendered by KPMG.
     Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of the company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the company’s auditors are in fact “independent.”
     Based on the review and discussions referred to above and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the charter, the audit committee recommended to American HomePatient’s board of directors that the audited financial statements be included in American HomePatient’s annual report on Form 10-K for its fiscal year ended December 31, 2006, for filing with the SEC.
     Who are the members of the audit committee?
     The members of the audit committee are Mr. Blackstock, Mr. Millard, Mr. Woody and Mr. O’Neil.
INDEPENDENT AUDITORS
     Who are the company’s independent auditors?
     The company’s audit committee has selected KPMG LLP (“KPMG”) as the company’s principal independent accountant for the 2007 fiscal year. KPMG served as the company’s principal independent account for the 2006 fiscal year. Representatives from KPMG are expected to be present at the annual meeting, and will have an opportunity to make a statement if they desire to do so. KPMG representatives are expected to be available to respond to appropriate questions.
AUDITOR FEES
     What fees were paid to the company’s independent auditors during fiscal years 2006 and 2005?
     The total fees incurred with our auditors for the fiscal years ended December 31, 2006 and December 31, 2005, were as follows:
     Audit Fees. For professional services rendered for the audit of the company’s annual financial statements in the company’s Form 10-K and the reviews of the financial statements included in the company’s Forms 10-Q for those fiscal years, the company was billed aggregate fees and expenses of approximately $533,000 by KPMG for the fiscal year ended December 31, 2006, and approximately $514,000 by KPMG for the fiscal year ended December 31, 2005. Additionally, the company was billed fees of approximately $133,000 and $135,000 by KPMG for the audits of certain unconsolidated joint ventures for the years ended December 31, 2006 and December 31, 2005, respectively.

     Audit Related Fees. The company did not engage its auditors for the provision of assurance and related services related to the audit of the company’s annual financial statements and the reviews of the financial statements included in the company’s Forms 10-Q for those fiscal years other than those services included in the discussion of Audit Fees.
     Tax Fees. The company did not engage its auditors for the provision of tax compliance, tax advice, or tax planning professional services for the fiscal years ended December 31, 2006 and December 31, 2005.
     All Other Fees. None.
     What is the company’s policy with respect to approval of audit and non-audit services provided by the company’s auditors?
     All the services described above were approved by our audit committee. In accordance with the charter of our audit committee and consistent with the policies of the SEC, all auditing services and all non-audit services to be provided by any independent auditor of the company shall be pre-approved by the audit committee. In assessing requests for services by the independent auditor, the audit committee considers whether such services are consistent with the auditor’s independence, whether the independent auditor is likely to provide the most effective and efficient service based upon their familiarity with the company, and whether the service could enhance the company’s ability to manage or control risk or improve audit quality.
     The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the company’s executive officers and directors, and persons who own more than 10% of the registered class of the company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the company with copies of all Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make such filings missed or made late filings. Based on a review of forms filed by its reporting persons during the last fiscal year, the company believes that they complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.
MISCELLANEOUS
     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, stockholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

Appendix A
AUDIT COMMITTEE CHARTER
AMERICAN HOMEPATIENT, INC.
1. BACKGROUND.
     Pursuant to Section 141 of the Delaware General Corporation Law, and subject to the specific provisions of the corporation’ s Bylaws, the Board of Directors (the “Board”) of American HomePatient, Inc. (the “Company”) may create one or more committees and each committee may consist of one or more members. All members of committees of the Board of Directors, which exercise the powers of the Board must be members of the Board, and they serve at the pleasure of the Board of Directors.
2. ORGANIZATION.
     There shall be a committee of the Board known as the Audit Committee. The Audit Committee shall consist of at least three (3) directors, each of whom are independent of the management of the Company and are free of any relationship that could interfere with the exercise of independent judgment as Committee members. All members of the Audit Committee shall be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management experience or professional expertise. The Board shall appoint the Audit Committee members and its Chairperson, on recommendation of the Nominating Committee, and the Board shall review the appointments annually. The Audit Committee shall operate in accordance with the Bylaws of the Company.
3. PURPOSE.
     3.01 OVERSIGHT AND LIAISON. The Audit Committee shall engage in oversight of the Company’s financial reporting and internal controls. The Audit Committee acts as the Board’s liaison with the Company’s outside auditors, provides an independent, direct communication between the Board, the internal audit department and the independent accountants, and receives and reviews confidential and candid information with respect to the status of the Company’s financial condition and the effectiveness of its internal controls with respect to financial matters. The Company’s independent auditors will report to the Audit Committee. In discharging its responsibilities, the Audit Committee shall have direct access to the Company’s financial, legal and other advisors and staff. The Audit Committee shall also maintain open communications among the Board, the Company’s independent and internal auditors, and Company management.
     3.02 LIMITED SCOPE. This Charter is not intended to, and it does not, impose on the Audit Committee any duties other than those required by applicable law and regulations and applicable stock exchange rules. It is not the Audit Committee’s role or duty to conduct audits, to determine that the Company’s financial statements are complete and accurate, to resolve disputes between management and auditors, to otherwise act in the role of independent auditors, or to generally assure compliance with laws or regulations. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.
4. POWERS.
     The Audit Committee has the authority to gather any information appropriate in fulfilling its responsibilities, and it has direct access to the independent auditors as well as all Company personnel. The Audit Committee has the power and authority to engage, at the Company’s expense, and subject to Board approval, accountants, legal counsel or other consultants, experts or advisors to assist the Audit Committee and to conduct independent investigations, as the Audit Committee considers necessary in the performance of its duties.
5. MEETINGS.
     The Audit Committee shall meet at least quarterly, or more frequently when appropriate or necessary. The Committee Chairperson shall prepare or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, the director of the internal audit department, the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee should communicate with management and the independent auditors quarterly to discuss the Company’s financial statements and any significant findings based upon the auditors’ limited review procedures.
6. COMMITTEE AUDIT RESPONSIBILITIES AND DUTIES.
     The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Audit Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.
     When appropriate, the Audit Committee will, without limitation to the listed matters, engage in the following activities:
     6.01 REVIEW PROCEDURES.
     (1) Submit the Charter to the Board of Directors for approval, and review and reassess the adequacy of this Charter at least annually. Include the Charter as an appendix to the Company’s proxy statement at least every 3 years, in accordance with Securities and Exchange Commission (“SEC”) regulations.
     (2) Review the Company’s annual audited financial statements and discuss with management and the independent auditors all significant issues regarding accounting principles,

practices and judgments, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, prior to filing or distribution of those statements. Specifically, review the results of each audit, including any qualifications in the independent auditors’ opinion, any related management letter, management’s responses to recommendations made by the independent auditors in connection with the audit, reports submitted to the Committee by the internal audit department that are material to the Company as a whole, and management’s responses to those reports. Also, the Committee should consider management’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting and the independent auditor’s consideration of those judgments, and discuss any significant changes to the Company’s accounting principles. Recommend to the Board of Directors whether or not the audited financial statements should be included in the Company’s annual report on Form 10-K.
     (3) Require the independent auditors to perform timely reviews of the Company’s quarterly financial results prior to the release of earnings, and discuss the Company’s annual and quarterly financial statements with the independent auditors prior to filing or distribution.
     (4) Review periodic filings with the SEC; specifically, review Management’s Discussion and Analysis before publication in the annual and quarterly reports, and review the Statement of Management’s Responsibility for Financial Statements as signed by senior management and included in any published document.
     6.02 INDEPENDENT AUDITORS.
     (1) The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review and, when appropriate, approve the terms of engagement and the fees and other significant compensation to be paid to the independent auditors. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee shall also review the independence and performance of the auditors and annually recommend to the Board of Directors and approve the appointment of the independent auditors, or recommend and approve any discharge of auditors.
     (2) At least annually, the committee shall obtain and review a report by the independent auditors describing: i) the firm’s internal quality control procedures; ii) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and iii) all relationships between the independent auditor and the Company (to assess the auditor’s independence).

     (3) The Committee shall set clear hiring policies for employees or former employees of the independent auditors.
     (4) The Committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.
     (5) The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.
     (6) Meet with the independent auditors and financial management of the Company during the planning of each annual audit to review the audit plan and to discuss the scope of the audit, staffing, locations, reliance upon management, and the internal and general audit procedures to be used, and accounting principles and practices to be followed when preparing the Company’s financial statements.
     (7) When necessary or appropriate, meet with the internal and independent auditors without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.
     (8) In consultation with the Company’s independent auditors and the senior internal audit executive, review and consider the adequacy and effectiveness of the Company’s internal accounting and financial controls in order to ensure that these controls are designed to provide reasonable assurance that the Company’s publicly reported financial statements are presented fairly and in conformity with generally accepted accounting principles. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. The Committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.
     6.03 INTERNAL AUDIT AND LIMITED LEGAL COMPLIANCE.
     (1) Review the appointment, performance and termination or replacement of the Company’s senior internal audit executive.
     (2) Review the internal audit function of the Company, including the independence and authority of its participants and their reporting obligations, the proposed internal audit plans for the coming year, and the coordination of those plans with the external audit.
     (3) Receive, at least annually, a summary of findings from completed internal audits and an internal audit progress report, with explanations for any deviations from the original plan, and review significant reports prepared by the internal audit department, together with management’s responses and follow-up to the reports.
     (4) Whenever appropriate, at least annually, review with the Company’s legal counsel any inquiries received from regulators or governmental agencies and any legal matters or proceedings that could have a significant impact on the Company’s financial statements or its compliance with applicable laws and regulations.
     6.04 OTHER DUTIES.
     (1) Report annually through the Board to the shareholders, in the Company’s annual proxy statement, the existence of the Audit Committee, the responsibilities assigned to it by the Board, the independence of its members and the manner in which the Committee has fulfilled its duties, as required by the SEC.
     (2) Annually review a summary of directors’ and officers’ related- party transactions and potential conflicts of interest, and review policies and procedures, as well as any specific audit results, associated with directors’ and officers’ expense accounts and perquisites.
     (3) Review the procedures established to monitor compliance by the Company with any loan and indenture covenants and restrictions.
     (4) The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.
     (5) The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.
     (6) Maintain minutes of meetings and periodically report to the Board of Directors on significant Audit Committee activities.
7. EFFECTIVE DATE AND CHARTER AMENDMENTS.
     This Charter is effective as of the date it is adopted by the Board, and it will remain in effect until modified, superseded or cancelled by appropriate Board action. In accordance with the Charter and Bylaws of the Company, this Charter may be amended at any time by the Board.

Appendix B
AMERICAN HOMEPATIENT, INC.
COMPENSATION COMMITTEE CHARTER
Role
     The Compensation Committee’s role is to discharge the Board’s responsibilities relating to compensation of the Company’s executives, to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs, including stock and benefit plans.
Membership
     The membership of the Committee consists of at least three directors, all of whom shall (a) meet the independence requirements established by the Board and applicable laws, regulations and listing requirements, (b) be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (c) be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Board appoints the members of the Committee and the chairperson. The Board may remove any member from the Committee at any time with or without cause.
Operations
     The Committee meets at least once per year and more often as determined appropriate by the Committee. Additional meetings may occur as the Committee or its chair deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report on its actions and activities at a subsequent meeting of the Board if it deems advisable. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the state of Delaware.
Authority
     The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain and terminate outside counsel, compensation consultants retained to assist the Committee in determining the compensation of the Chief Executive Officer or senior executive officers, or other experts or consultants, as it deems appropriate, including sole authority to approve the firms’ fees and other retention terms. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications
     The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

B - 1

Responsibilities
     The principal responsibilities and functions of the Compensation Committee are as follows (it being understood that such responsibilities and functions are not mutually exclusive to the exercise of responsibilities and functions of the Board):
     1. Review the competitiveness of the Company’s executive compensation programs to ensure (a) the attraction and retention of corporate officers, (b) the motivation of corporate officers to achieve the Company’s business objectives, and (c) the alignment of the interests of key leadership with the long-term interests of the Company’s stockholders.
     2. Review trends in management compensation, oversee the development of new compensation plans, and, when necessary, approve the revision of existing plans.
     3. Review and approve the compensation structure for corporate officers at the level of corporate vice president and above.
     4. Oversee an evaluation of the performance of the Company’s executive officers and approve the annual compensation, including salary, bonus, incentive and equity compensation, for the executive officers.
     5. Review and approve Chairman and CEO goals and objectives, evaluate Chairman and CEO performance in light of these corporate objectives, and set Chairman and CEO compensation consistent with company philosophy. The CEO may not be present during deliberations or voting concerning the CEO’s compensation.
     6. Review and approve compensation packages for new corporate officers and termination packages for corporate officers as requested by management.
     7. Review and discuss with the Board and senior officers plans for officer development and corporate succession plans for the CEO and other senior officers.
     8. Review and make recommendations concerning long-term incentive compensation plans, including the use of equity-based plans. Except as otherwise delegated by the Board, the Committee will act on behalf of the Board as the “Committee” established to administer equity-based and employee benefit plans, and as such will discharge any responsibilities imposed on the Committee under those plans, including making and authorizing grants, in accordance with the terms of those plans.
     9. Review periodic reports from management on matters relating to the Company’s personnel appointments and practices.
     10. Produce an annual Report of the Compensation Committee on Executive Compensation for the Company’s annual proxy statement in compliance with applicable Securities and Exchange Commission rules and regulations and relevant listing authority.
     11. Regularly review and make recommendations about changes to the charter of the Committee.
     12. Obtain or perform periodic evaluations of the Committee’s performance and make applicable recommendations.

B - 2

PROXY	AMERICAN HOMEPATIENT, INC.	PROXY

Annual Meeting of Stockholders, May 30, 2007
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned hereby appoints Stephen L. Clanton and Frank D. Powers, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned at the annual meeting of the stockholders of American HomePatient, Inc., to be held on May 30, 2007, at 9:00 a.m. Central Daylight Time, at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 and at any adjournments or postponements thereof, in accordance with the following instructions:
(1) ELECTION OF CLASS 1 DIRECTORS

☐ FOR the nominees listed below	☐ WITHHOLD AUTHORITY
(except as marked to the contrary below)	to vote for nominees listed below
Henry T. Blackstock      W. Wayne Woody
(2) In their discretion, on such other matters as may properly come before the meeting.
☐ FOR DISCRETION       ☐ AGAINST DISCRETION       ☐ ABSTAIN
(Continued on reverse side)
(Continued from other side)
     THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF THE CLASS 1 DIRECTORS AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

Dated:	, 2007

Dated:	, 2007

Signatures of Stockholder(s) should correspond exactly with the name printed hereon. Joint owners should each sign personally. Executors, administrators, trustees, etc., should give full title and authority.
AMERICAN HOMEPATIENT, INC.
5200 Maryland Way, Suite 400
Brentwood, Tennessee 37027-5018